EXHIBIT 10.27

THE PMI GROUP, INC.

Restricted Stock Agreement

Grant #________

          The PMI Group, Inc. (the “Company”) hereby grants you, __________ (the “Employee”), a grant of Restricted Stock under the Company’s Amended and Restated Equity Incentive Plan (the “Plan”). The date of this Agreement is _________________.  Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this grant are as follows:

Total Number of Shares of Restricted Stock:  ____________

Scheduled Vesting Date:	Number of Shares

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan.  For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 through 7 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

THE PMI GROUP, INC.	EMPLOYEE

_____________________________________	_____________________________________________

Date: __________________	Date: _______________________

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK

Grant #______

                    1.     Grant.  The Company hereby grants to the Employee under the Plan for past services and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an award of _________ Shares of Restricted Stock, subject to all of the terms and conditions in this Agreement and the Plan.

                    2.     Shares Held in Escrow.  Unless and until the Shares of Restricted Stock shall have vested in the manner set forth in paragraphs 3, 4, 5 or 6, such Shares shall be issued in the name of the Employee and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated.  The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan.  The certificate or certificates representing such Shares shall not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

                    3.     Vesting Schedule.  Except as provided in paragraphs 4, 5 and 6, and subject to paragraph 7, _______________ Shares of Restricted Stock awarded by this Agreement shall vest in the Employee, on ____________________________.  On the scheduled vesting date, vesting actually will occur only if the Employee is employed by the Company or a Subsidiary on such date.

                    4.     Acceleration of Vesting upon Death, Retirement or Disability.  In the event of the Employee’s Termination of Service due to his or her death, Retirement, or Disability, one hundred percent (100%) of any unvested Shares awarded by this Agreement shall immediately vest.  The Shares which so vest shall be deemed to have vested as of the date of the Termination of Service.

                    5.     Acceleration of Vesting upon Change of Control.  Subject to the terms of the Plan, in the event a Change of Control that occurs prior to Employee’s Termination of Service, one hundred percent (100%) of any unvested Shares awarded by this Agreement shall immediately vest.

                    6.    Committee Discretion.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time.  If so accelerated, such Shares shall be considered as having vested as of the date specified by the Committee.

                    7.     Forfeiture.  Except as provided in paragraphs 4 and 5, and notwithstanding any contrary provision of this Agreement, Shares of Restricted Stock which have not vested at the time of the Employee’s Termination of Service shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.  The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such Termination of Service.

                    8.     Death of Employee.  Any distribution or delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no beneficiary survives the Employee, to the administrator or executor of the Employee’s estate.  Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

                    9.     Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing Restricted Stock may be released from the escrow established pursuant to paragraph 2 unless and until satisfactory arrangements (as determined by the Committee) shall have been made by the Employee with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares.

                    10.     Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or the Escrow Agent.  Except as provided in paragraph 12, after such issuance, recordation and delivery, the Employee shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

                    11.     No Effect on Employment.  The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only.  Accordingly, the terms of the Employee’s employment with the Company and its Subsidiaries shall be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.

                    12.     Changes in Stock.  In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Shares shall be increased, reduced or otherwise changed, and by virtue of any such change the Employee shall in his capacity as owner of unvested Shares of Restricted Stock which have been awarded to him (the “Prior Shares”) be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan.  If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement.  Notwithstanding the foregoing, Section 6.7 of the Plan shall govern any cash dividend or distribution paid with respect to the Shares.  The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

                    13.     Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Human Resources Department, The PMI Group, Inc., 3003 Oak Road, Walnut Creek, California 94597, or at such other address as the Company may hereafter designate in writing.

                    14.     Grant is Not Transferable.  Except as provided in Paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

                    15.     Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

                    16.     Additional Conditions to Release from Escrow.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares of Restricted Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the release of such Shares from the escrow established pursuant to paragraph 2, such release shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

                    17.     Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

                    18.     Committee Authority.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

                    19.     Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                    20.     Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

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